                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material under Rule 14a-12
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              VORNADO REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant) Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                 [VORNADO LOGO]

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT
                          ----  [DIAMOND GRAPHIC]----
                                    2 0 0 1

                                 [VORNADO LOGO]
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2001
                            ------------------------

To our Shareholders:

     The Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), will be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Wednesday, May 30, 2001, beginning at 12:00 p.m., local time, for the following purposes:

     (1) The election of two persons to the Board of Trustees of the Company, each for a term of three years; and

     (2) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Pursuant to the Bylaws of the Company, the Board of Trustees of the Company has fixed the close of business on April 20, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

     Your attention is called to the attached proxy statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR OWN SHARES.

                            By Order of the Board of Trustees,

                            Larry Portal
                            Corporate Secretary

                                 [VORNADO LOGO]
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10019
                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2001
                            ------------------------

     The enclosed proxy is being solicited by the Board of Trustees (the "Board") of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday, May 30, 2001 beginning at 12:00 P.M., local time (the "Annual Meeting"). The proxy may be revoked by the shareholder at any time prior to its exercise at the Annual Meeting by executing and delivering to the Company at its principal office a written revocation or later dated proxy or by attending the Annual Meeting and voting in person. The cost of soliciting proxies will be borne by the Company. MacKenzie Partners, Inc. has been engaged by the Company to solicit proxies, at a fee not to exceed $5,000. In addition to solicitation by mail and by telephone, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for their expenses in so doing.

     Only shareholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the Annual Meeting. There were on such date 86,861,063 common shares of beneficial interest, par value $.04 per share (the "Shares"), of the Company outstanding, each entitled to one vote at the Annual Meeting.

     The principal executive office of the Company is located at 888 Seventh Avenue, New York, New York 10019. The accompanying notice of the annual meeting of shareholders, this proxy statement and the enclosed proxy will be mailed on or about May 8, 2001 to the Company's shareholders of record as of the close of business on April 20, 2001.

                              ELECTION OF TRUSTEES

     The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust"), provides that the Board shall be divided into three classes, as nearly equal in number as possible. One class of trustees is elected at each annual meeting of shareholders to hold office for a term of three years and until their successors are duly elected and qualify.

     Unless otherwise directed in the proxy, each of the persons named in the enclosed proxy, or his substitute, will vote such proxy for the election of the two nominees listed below as trustees for a three year term and until their respective successors are duly elected and qualify. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that each of the persons named in the proxy, or his substitute, will vote for an alternate nominee who will be designated by the Board. Proxies may be voted only for the nominees named or such alternates.

     Under the Company's Bylaws, the affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is sufficient to elect a trustee. Under Maryland law, proxies marked "withhold authority" will be counted for the purpose of determining the presence of a quorum but will not be counted as votes cast in the election of trustees and thus will have no effect on the result of the vote.

     The following table sets forth the nominees (both of whom are presently members of the Board) and the other present members of the Board. With respect to each such person, the table sets forth the age, principal occupation, position presently held with the Company, and the year in which the person first became a trustee of the Company or a director of its predecessor, Vornado, Inc.

                                                         YEAR
                               PRINCIPAL OCCUPATION      TERM
                               AND PRESENT POSITION      WILL    INITIAL
        NAME           AGE       WITH THE COMPANY       EXPIRE   ELECTION
        ----           ---     --------------------     ------   --------
NOMINEES FOR ELECTION TO SERVE AS TRUSTEES UNTIL THE
ANNUAL MEETING IN 2004
------------------------------------------------------
David Mandelbaum       65    A member of the law firm    2001      1979
                             of Mandelbaum &
                             Mandelbaum, P.C.; a
                             general partner of
                             Interstate Properties
                             ("Interstate")
Richard West(1)(2)     63    Dean Emeritus, Leonard N.   2001      1982
                             Stern School of Business,
                             New York University

PRESENT TRUSTEES ELECTED TO SERVE UNTIL THE ANNUAL
MEETING IN 2003
------------------------------------------------------
Steven Roth(3)         59    Chairman of the Board and   2003      1979
                             Chief Executive Officer
                             of the Company; Managing
                             General Partner of
                             Interstate
Michael D.
  Fascitelli(3)        44    President of the Company    2003      1996

Russell B. Wight,
  Jr.(3)               61    A general partner of        2003      1979
                             Interstate

                                                         YEAR
                               PRINCIPAL OCCUPATION      TERM
                               AND PRESENT POSITION      WILL    INITIAL
        NAME           AGE       WITH THE COMPANY       EXPIRE   ELECTION
        ----           ---     --------------------     ------   --------
PRESENT TRUSTEES ELECTED TO SERVE UNTIL THE ANNUAL
MEETING IN 2002
------------------------------------------------------
Stanley
  Simon(1)(2)(3)       83    Owner of Stanley Simon      2002      1960
                             and Associates,
                             management and financial
                             consultants
Ronald Targan(1)       74    A member of the law firm    2002      1980
                             of Schechner and Targan,
                             P.A.; President of Malt
                             Products Corporation of
                             New Jersey, a producer of
                             malt syrup

---------------
(1) Member of the Audit Committee of the Board of the Company.

(2) Member of the Compensation Committee of the Board of the Company.

(3) Member of the Executive Committee of the Board of the Company.

     Mr. Mandelbaum has been a member of Mandelbaum & Mandelbaum, P.C. since 1967. Since 1968, he has been a general partner of Interstate. Mr. Mandelbaum is also a director of Alexander's, Inc. ("Alexander's").

     Mr. West is Dean Emeritus at the Leonard N. Stern School of Business, New York University. He was a professor there from September 1984 until September 1995. He was also Dean from September 1984 until August 1993. Prior thereto, Mr. West was Dean of the Amos Tuck School of Business Administration at Dartmouth College. Mr. West is also a director or a trustee of Vornado Operating Company ("Vornado Operating"), Alexander's, Bowne & Co., Inc. and various investment companies managed by Merrill Lynch Asset Management, Inc. or Hotchkis and Wiley, both affiliates of Merrill Lynch & Co.

     Mr. Roth has been Chairman of the Board and Chief Executive Officer of the Company since May 1989 and Chairman of the Executive Committee of the Board of the Company since April 1988. Since 1968, he has been a general partner of Interstate and, more recently, he has been Managing General Partner. On March 2, 1995, he became Chief Executive Officer of Alexander's. Mr. Roth is also a director of Alexander's and Capital Trust, Inc. and Chairman of the Board of Directors and Chief Executive Officer of Vornado Operating.

     Mr. Fascitelli became the President and a Trustee of the Company on December 2, 1996. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman, Sachs & Co., in charge of its real estate practice and was a vice president there prior to 1992. He is also a director and President of Alexander's and a director and President of Vornado Operating.

     Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander's and Vornado Operating.

     Mr. Simon has been the owner of Stanley Simon and Associates since 1958.

     Mr. Targan has been President of Malt Products Corporation of New Jersey since 1962. Since 1964, he has been a member of the law firm of Schechner and Targan, P.A.

     Interstate is a New Jersey partnership formed in 1968. Messrs. Roth, Wight and Mandelbaum have at all times been the general partners of Interstate. Interstate is an owner of shopping centers and an investor in securities and partnerships.

     The Company is not aware of any family relationships among any trustees or executive officers of the Company or person nominated or chosen by the Company to become a trustee or executive officer. Messrs. Roth, Wight and Mandelbaum are affiliated with each other as general partners of Interstate and in other businesses. Messrs. Mandelbaum and Targan are affiliated with each other in businesses and in the practice of law.

COMMITTEES OF THE BOARD OF TRUSTEES

     The Board has an Executive Committee, an Audit Committee and a Compensation Committee.

     The Board held six meetings during 2000. Each trustee of the Company attended at least 80% of the combined total of meetings of the Board and all committees on which he served during that period.

  Executive Committee

     The Executive Committee possesses and may exercise certain powers of the Board in the management of the business affairs of the Company, except those reserved to the Board under Maryland law. The Executive Committee consists of Messrs. Roth, Fascitelli, Simon and Wight. Mr. Roth is Chairman of the Executive Committee. The Executive Committee did not meet in 2000.

  Audit Committee

     The purposes of the Audit Committee are to assist the Board: (i) in its oversight of the Company's accounting and financial reporting principles and policies and internal controls and procedures; (ii) in its oversight of the Company's financial statements and the independent audit thereof; (iii) in selecting, evaluating and, where deemed appropriate, replacing the outside auditors; and (iv) in evaluating the independence of the outside auditors. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews and other procedures. The Audit Committee charter is attached as Annex A of this Proxy Statement. The Audit Committee, which held four meetings during 2000, consists of three members, Messrs. West, Targan and Simon. Mr. West is the Chairman of the Audit Committee.

  Compensation Committee

     The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the 1993 Omnibus Share Plan of Vornado Realty Trust (the "Omnibus Share Plan"). The Committee, which held two meetings during 2000, consists of two members, Messrs. Simon and West. Mr. Simon is the Chairman of the Compensation Committee.

                             COMPENSATION COMMITTEE
                            OF THE BOARD OF TRUSTEES
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board is responsible for establishing the terms of the compensation of the Company's executive officers.

     Each of the executive officers receives a base salary. The Committee periodically reviews and adjusts each of the executive officers' base salary. Mr. Roth's current base salary of $650,000 was established in January 2000. Mr. Roth's previous salary of $625,000 was established in November 1991. Mr. Fascitelli's base salary is $625,000 in accordance with the employment agreement entered into on December 2, 1996. The base salary of Mr. Greenbaum is $500,000 in accordance with the employment agreement entered into on April 15, 1997. The base salary of Mr. Macnow is $500,000 in accordance with the employment agreement entered into as of January 1, 1998. The base salary of Mr. Blum is $500,000 in accordance with the employment agreement entered into as of January 24, 2000. The employment agreement for Mr. Macnow provides for an annual adjustment of his base salary equal to 125% of the percentage increase in the prior year's consumer price index. See "Executive Compensation -- Employment Contracts".

     The factors and criteria which the Committee utilizes in establishing the compensation of the Company's executive officers include an evaluation of the Company's overall financial and business performance, the officer's overall leadership and management and contributions by the officer to the Company's acquisitions or investments. The Committee also considers the compensation provided in the prior year and estimates of compensation to be provided by similar companies in the current year. The primary objective of the Committee in establishing the terms of the executive officers' compensation is to provide strong financial incentives for the executive officers to maximize shareholder value. The Committee believes that the best way to accom-plish this objective is to grant substantial share options on a fixed share basis without adjusting the number of shares granted to offset changes in the Company's Share price.

     In March 2000, Mr. Roth was granted options to purchase 1,500,000 Shares, exercisable at the current market price on the date the options were granted. At December 31, 2000, the outstanding principal amount of loans by the Company to Mr. Roth, due January 2006, in connection with his stock option exercises in 1993 was $13,122,500 bearing interest at 4.49% per annum (based on the Applicable Federal Rate). Mr. Roth has also been provided with the right to draw up to $15,000,000 of additional loans on a revolving basis. Each additional loan will bear interest, payable quarterly, at the Applicable Federal Rate on the date the loan is made and will mature on the sixth anniversary of the loan. Mr. Roth's loan and any additional loans drawn under the arrangement described above are secured by 1,500,000 Shares.

     The employment agreement of Michael D. Fascitelli, President, provides in addition to his annual salary, that he receive a deferred payment (the "Deferred Payment") consisting of $5,000,000 in cash (which has been invested in marketable securities at the direction of Mr. Fascitelli) and a $20,000,000 convertible obligation payable at the Company's option in 919,540 of its Shares or the cash equivalent of their appreciated value but not less than $20,000,000. Accordingly, the Deferred Payment is being held in an irrevocable trust for the benefit of Mr. Fascitelli. The Deferred Payment obligation to Mr. Fascitelli vested on December 2, 1997. In March 2000, Mr. Fascitelli was granted options to purchase 1,400,000 Shares, exercisable at the current market price on the date the options were granted. In addition, Mr. Fascitelli's employment agreement provides that he may receive loans of up to $10,000,000 from the Company during the term of his employment. As of December 31, 2000, the outstanding principal amount of loans by the Company to Mr. Fascitelli was $8,600,000.

     The employment agreement of David R. Greenbaum, Chief Executive Officer of the New York Office Division, provides that the Company will use best efforts annually to cause the Compensation Committee of the Board to grant Mr. Greenbaum an amount of options to purchase shares that is commensurate to senior executive officers of the Company. In March 2000, Mr. Greenbaum was granted options to purchase 200,000 Shares, exercisable at the current market price on the date the options were granted. Mr. Greenbaum's employment agreement provides that he may receive loans of up to $10,000,000 from the Company. As of December 31, 2000, the outstanding principal amount of loans by the Company to Mr. Greenbaum was $1,000,000. Mr. Greenbaum's loan is secured by 75,000 Class A Units in Vornado Realty L.P.

     The employment agreement of Joseph Macnow, Executive Vice
President -- Finance and Administration and Chief Financial Officer, provides that the Company will use best efforts annually to cause the Compensation Committee of the Board to grant Mr. Macnow options to purchase 75,000 Shares at a purchase price equal to the fair market value of the Shares on the dates the options are granted. In March 2000, Mr. Macnow was granted options to purchase 150,000 Shares, exercisable at the current market price on the date the option was granted.

     The employment agreement of Melvyn Blum, Executive Vice
President -- Development Division, provides that the Company will use best efforts annually to cause the Compensation Committee of the Board to grant Mr. Blum options to purchase 100,000 Shares at a purchase price equal to the fair market value of the shares on the dates the options are granted. In March 2000, Mr. Blum was granted options to purchase 225,000 Shares, exercisable at the current market price on the date the options were granted. Mr. Blum's employment agreement provides that he may borrow up to $2,000,000 from the Company during the term of the agreement. As of December 31, 2000, the outstanding principal amount of loans by the Company to Mr. Blum was $1,300,000.

     Section 162(m) of the Internal Revenue Code, which was adopted in 1993, provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to any individual named in the Summary Compensation Table which is not "performance based", as defined in Section 162(m). Options granted under the Company's Omnibus Share Plan to date satisfy the performance based requirements under Section 162(m) and the regulations thereunder. The deferred payment to Mr. Fascitelli does not meet the requirements of Section 162(m) and will thus be subject to the $1,000,000 limitation when paid.

               STANLEY SIMON
               RICHARD WEST

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's Share price performance to the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and to the published National Association of Real Estate Investment Trusts ("NAREIT") All Equity Index (excluding Health Care REITS). The graph assumes that $100 was invested on December 31, 1995 in each of the Shares, the S&P 500 Index and the NAREIT All Equity Index, and that all dividends were reinvested. THERE CAN BE NO ASSURANCE THAT PERFORMANCE OF THE COMPANY'S SHARES WILL CONTINUE IN LINE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH BELOW.

[PERFORMANCE LINE GRAPH]

----------------------------------------------------------------------------------------
                               1995      1996      1997      1998      1999      2000
----------------------------------------------------------------------------------------
 Vornado                        100       146       268       200       203       249
 S&P 500 Index                  100       123       164       211       255       232
 The NAREIT All Equity
  Index(1)                      100       135       163       134       128       162

---------------
(1) Excluding Health Care REITs.

                           PRINCIPAL SECURITY HOLDERS

     The following table sets forth the beneficial ownership of Shares and Class A Units and those units convertible into Class A Units of limited partnership interest (collectively, "Units") in Vornado Realty L.P., a Delaware limited partnership (the "Operating Partnership"), of (i) each person holding more than a 5% interest in the Company or the Operating Partnership (other than the Company), (ii) trustees of the Company, (iii) the executive officers of the Company named in the Summary Compensation Table set forth below, and (iv) the trustees and executive officers of the Company as a group. Unless otherwise noted, the address of all such persons is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

                              NUMBER OF
                                SHARES                       PERCENT OF ALL
                              AND UNITS     PERCENT OF ALL     SHARES AND
                             BENEFICIALLY       SHARES           UNITS
NAME OF BENEFICIAL OWNER       OWNED(1)       (1)(2)(3)        (1)(2)(4)
------------------------     ------------   --------------   --------------
NAMED EXECUTIVE OFFICERS
  AND TRUSTEES
Steven Roth(5)(6)(7).......   16,705,900         18.7%            15.9%
Russell B. Wight,
  Jr.(5)(8)................   12,984,800         14.9%            12.7%
David Mandelbaum(5)........   13,261,998         15.3%            13.0%
Michael D.
  Fascitelli(7)(9).........    5,198,040          5.7%             4.9%
David R.
  Greenbaum(7)(10).........    1,636,922          1.0%             1.6%
Joseph Macnow(7)...........      593,450            *                *
Melvyn Blum(7).............      224,648            *                *
Ronald Targan..............      750,000            *                *
Stanley Simon..............       75,000            *                *
Richard West(11)...........       21,000            *                *
All trustees and executive
  officers as a group (15
  persons).................   28,018,973         29.2%            25.2%
OTHER BENEFICIAL OWNERS
Interstate(5)..............   12,443,000         14.3%            12.2%
Cohen & Steers Capital
  Management, Inc.(12).....    7,971,500          8.3%             7.2%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated, each person is the direct owner of, and has sole investment power with respect to, such Shares and Units. Numbers and percentages in table are based on 86,861,063 Shares and 15,386,698 Units outstanding as of April 20, 2001.

 (2) In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company now conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 86% of the common limited partnership interest in, the Operating Partnership as of April 20, 2001. At any time after one year from the date of issuance (or two years in the case of certain holders), holders of Units (other than the Company) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Unit redeemed or, at the option of the Company, one Share for each Unit tendered, subject to customary antidilution provisions (the "Unit Redemption Right"). Holders of Units may be able to sell Shares received upon the exercise of their Unit Redemption Right in the public market pursuant to registration rights agreements with the Company. The Company has filed registration statements with the Securities and Exchange Commission to register certain of the Shares issuable upon the exercise of the Unit Redemption Right.

 (3) Assumes that all Units held by the beneficial owner are redeemed for Shares. The total number of Shares or Units outstanding used in calculating this percentage assumes that all Shares or Units that each person has the right to acquire within 60 days pursuant to the exercise of options or upon the redemption of Units for Shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

 (4) Assumes that all Units with the right to redeem within 60 days are redeemed for Shares.

 (5) Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the three general partners, owns

     12,443,000 Shares. These Shares are included in the total Shares and the percentage of class for Interstate. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

 (6) Includes 82,900 Shares owned by the Daryl and Steven Roth Foundation, over which Mr. Roth holds sole voting power and investment power. Does not include 36,000 Shares owned by Mr. Roth's wife, as to which Mr. Roth disclaims any beneficial interest.

 (7) The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to the vesting of options: Steven
     Roth -- 2,680,000; Michael D. Fascitelli -- 4,278,500; David R.
     Greenbaum -- 888,500; Joseph Macnow -- 534,750; Melvyn Blum -- 76,500; and all trustees and executive officers as a group -- 9,096,750.

 (8) Includes 76,800 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and investment power. Does not include 1,000 shares owned by Mr. Wight's daughter and 15,000 shares owned by Mr. Wight's wife, as to which Mr. Wight disclaims any beneficial interest.

 (9) Includes 919,540 Shares held in a trust for the benefit of Mr. Fascitelli.

(10) The address for this beneficial owner is c/o Mendik Realty Company, Inc., 330 Madison Avenue, New York, New York 10017.

(11) Mr. West and his wife own 3,000 of these Shares jointly. Mr. West holds 18,000 of these Shares in self-directed Keogh accounts.

(12) Based on Schedule 13G filed on February 14, 2001, Cohen & Steers Capital Management, Inc. has the sole power to vote or to direct the vote of 6,810,700 Shares and has the sole power to dispose or to direct the disposition of 7,971,500 Shares. The address of this beneficial owner is 757 Third Avenue, New York, New York 10017.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation during each of the past three fiscal years for each of the five highest paid executive officers of the Company whose total compensation aggregated $100,000 or more in 2000 ("Covered Executives").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                       ANNUAL COMPENSATION              AWARDS       ALL OTHER
       NAME AND                 ----------------------------------   ------------   COMPENSATION
  PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)   OTHER($)(1)    OPTIONS(2)       ($)(3)
  ------------------     ----   ---------   --------   -----------   ------------   ------------
Steven Roth              2000    650,000    600,000           0       1,500,000        80,919
 Chairman and Chief      1999    625,000    400,000           0       1,000,000        73,145
 Executive Officer       1998    625,000          0           0       1,500,000        64,583
Michael D. Fascitelli    2000    625,000    625,000           0       1,400,000         9,545
 President               1999    600,000    400,000           0         750,000         5,629
                         1998    600,000          0           0         500,000         4,215
David R. Greenbaum       2000    500,000    300,000           0         200,000        32,156
 Chief Executive         1999    450,000    100,000           0         150,000        12,115
 Officer of the          1998    425,000    100,000           0         150,000         7,500
 New York Office
 Division
Joseph Macnow            2000    500,000    150,000      74,817         150,000        86,357
 Executive Vice          1999    450,000    100,000      69,271         125,000        84,870
 President -- Finance    1998    425,000    100,000      64,895         100,000        72,351
 and Administration,
 Chief Financial
 Officer
Melvyn Blum              2000    451,923(4) 200,000           0         225,000        31,861
 Executive Vice
 President --
 Development Division

---------------
(1) Represents the forgiveness by the Company of one-fifth of the loan amount (together with interest) due from Mr. Macnow. The loan was issued in connection with Mr. Macnow's option exercises in prior years. The Company has agreed that on each January 1st (commencing January 1, 1997) it will forgive one-fifth of the amount due from Mr. Macnow, provided he remains an employee of the Company.

(2) Options are exercisable 34% twelve months after grant, and 33% after each of the following two twelve-month periods.

(3) Represents annual amounts of (i) employer paid contributions to the Company's 401(k) retirement plan and (ii) Company paid whole life insurance premiums. Employer contributions to the Company's 401(k) retirement plan become vested 100% after the completion of five years of eligible service. The whole life insurance policies provide coverage in an amount equal to the excess of the amount covered under the Company's non-discriminatory group term life insurance benefit for all full time employees (i.e., two times salary) over the benefit cap imposed by the term insurance carrier.

(4) Mr. Blum's employment with the Company commenced on January 24, 2000.

     The following table lists all grants of share options to the Covered Executives made in 2000 and their potential realizable values, assuming annualized rates of share price appreciation of 5% and 10% over the term of the grant. All of such grants were made in 2000. The Company has not, to date, granted any share appreciation rights.

                             OPTION GRANTS IN 2000


                                                                             POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS                           VALUE AT
                                     ----------------------                     ASSUMED ANNUAL
                                     % OF TOTAL                                    RATES OF
                        NUMBER OF     OPTIONS                                     SHARE PRICE
                          SHARES     GRANTED TO   EXERCISE                     APPRECIATION FOR
                        UNDERLYING   EMPLOYEES     OR BASE                      OPTION TERM(2)
                         OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   -------------------------
NAME                     GRANTED        YEAR      SHARE(1)       DATE          5%            10%
----                    ----------   ----------   ---------   ----------   -----------   -----------
Steven Roth             1,500,000        31%      $30.78125     3/2/10     $29,037,244   $73,586,078

Michael D. Fascitelli   1,400,000        23%      $30.78125     3/2/10     $27,101,428   $68,680,339

David R. Greenbaum        200,000         4%      $30.78125     3/2/10     $ 3,871,633   $ 9,811,477

Joseph Macnow             150,000         3%      $30.78125     3/2/10     $ 2,903,724   $ 7,358,608

Melvyn Blum               225,000         5%      $30.78125     3/2/10     $ 4,355,587   $11,037,912


---------------
(1) The exercise or base price per Share is equal to the current market price on the date the option was granted.

(2) Potential Realizable Value is based on the assumed annual growth rates for the market value of the Shares shown over their ten-year term. For example, a 5% growth rate, compounded annually, results in a price of $50.14 per Share and a 10% growth rate, compounded annually, results in a price of $79.84 per Share. These Potential Realizable Values are listed to comply with the regulations of the Securities and Exchange Commission, and the Company cannot predict whether these values will be achieved. Actual gains, if any, on share option exercises are dependent on the future performance of the Shares.

     The following table summarizes all exercises of options during 2000, and the number and value of options held at December 31, 2000, by the Covered Executives.

         AGGREGATED OPTION EXERCISES IN 2000 AND YEAR END OPTION VALUES

                                                   NUMBER OF
                                                  SECURITIES               VALUE OF
                                                  UNDERLYING             UNEXERCISED
                                                  UNEXERCISED            IN-THE-MONEY
                         SHARES                   OPTIONS AT              OPTIONS AT
                        ACQUIRED                   12/31/00                12/31/00
                           ON       VALUE        EXERCISABLE/            EXERCISABLE/
NAME                    EXERCISE   REALIZED      UNEXERCISABLE          UNEXERCISABLE
----                    --------   --------   -------------------   ----------------------
Steven Roth               --          $--     1,345,000/2,655,000   $ 1,615,000/14,430,000
Michael D. Fascitelli     --          --      3,390,000/2,760,000    42,763,250/23,281,250
David R. Greenbaum        --          --          721,500/348,500      4,785,150/1,976,250
Joseph Macnow             --          --          409,500/265,500      5,737,250/1,521,375
Melvyn Blum               --          --                0/225,000              0/1,694,250

EMPLOYEE RETIREMENT PLAN

     Effective December 31, 1997, the Company froze the employee retirement plan which provided retirement benefits to full-time employees of the Company. Benefits under the plan will continue to vest upon the completion of five years of service for all eligible employees. However, employees will not earn any additional benefits after December 31, 1997. In addition, no new participants will be eligible to enter the frozen plan. Annual retirement benefits are equal to 1% of the participant's base salary for each year of service. However, the portion of retirement benefits payable for service prior to plan participation is equal to 1% of the participant's base salary as of December 31 of the year before the participant began to participate in the plan for each year of the participant's past service.

     The amounts shown below are the estimated annual benefits (payable in the form of a life annuity) for each of the Covered Executives payable upon normal retirement at age 65. The estimated annual benefit payable at age 65 to Mr. Roth is $45,003; and to Mr. Macnow, $29,002.

EMPLOYMENT CONTRACTS

  Michael D. Fascitelli

     Mr. Fascitelli has a five-year employment agreement which commenced on December 2, 1996 pursuant to which he serves as President of the Company. The employment agreement provides that, commencing on December 1, 2000, and on each December 1 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Fascitelli give written notice not to extend the agreement three months before such date. Mr. Fascitelli's agreement provides for an annual base salary of not less than $600,000. In January 2000, Mr. Fascitelli's base salary was increased to $625,000. In addition to his annual salary, he received a deferred payment (the "Deferred Payment") consisting of $5,000,000 in cash (which has been invested in marketable securities at the direction of Mr. Fascitelli) and a $20,000,000 convertible obligation payable at the Company's option in 919,540 Shares or the cash equivalent of their appreciated value but not less than $20,000,000. Accordingly, the Deferred Payment is being held in an irrevocable trust for the benefit of Mr. Fascitelli. The Deferred Payment obligation to Mr. Fascitelli vested on December 2, 1997. In March 2000, Mr. Fascitelli was granted options to purchase 1,400,000 Shares, exercisable at the current market price on the date the option was granted. Mr. Fascitelli may also receive loans of up to $10 million from the Company during the term of the employment agreement. As of December 31, 2000, Mr. Fascitelli had borrowed $8,600,000 from the Company. He has also been given the use of a company automobile.

     The agreement also provides that if his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include a change in Mr. Fascitelli's responsibilities, change in control of the Company, relocation of the Company or the failure of the Company to comply with the terms of the agreement), payment of his base salary shall continue for three years, offset in the second and third years for compensation received from another employer, and benefits to him and his family shall continue for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct) payment of salary will cease.

  David R. Greenbaum

     Mr. Greenbaum has an employment agreement which commenced on April 15, 1997 pursuant to which he serves as Chief Executive Officer of the New York Office Division of the Company. The employment agreement provides that, commencing on April 30, 2000, and on each April 30 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Greenbaum give written notice not to extend the agreement three months before such date. The employment agreement provides for annual base salary of not less than $425,000. In January 2000, Mr. Greenbaum's base salary was increased to $500,000. In March 2000, Mr. Greenbaum was granted options to purchase 200,000 Shares, exercisable at the current market price on the date of grant. Mr. Greenbaum also may receive loans of up to $10 million from the Company during the term of the employment agreement. As of December 31, 2000, Mr. Greenbaum had borrowed $1,000,000 from the Company. He has also been given the use of a company automobile.

     The agreement also provides that if his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in Mr. Greenbaum's responsibilities, change in control of the Company, relocation of the New York Office Division's principal executive offices or the failure of the Company to comply with the terms of the agreement), Mr. Greenbaum will receive (a) a lump sum payment of three times the sum of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination and (b) continued provision of benefits to him and his family for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct) payment of salary will cease.

  Joseph Macnow

     Mr. Macnow has a current employment agreement which commenced on January 1, 1998 pursuant to which Mr. Macnow serves as Executive Vice President -- Finance and Administration and Chief Financial Officer. The employment agreement provides that, commencing on December 31, 2003, and on each December 31 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Macnow give written notice not to extend the agreement three months before such date. The employment agreement provides for annual base salary of not less than $500,000, subject to increases in the second and third years by a factor equal to 125% of the percentage increase in the prior year's consumer price index; use of a company automobile; and an undertaking by the Company to use best efforts to cause the Compensation Committee of the Board to grant Mr. Macnow options to purchase 75,000 Shares during each of the three years at a purchase price equal to the fair market value of the Shares on the dates the options are granted. In March 2000, Mr. Macnow was granted options to purchase 150,000 Shares exercisable at the current market price on the date the options were granted.

     The agreement also provides that if Mr. Macnow's employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of Vornado's principal executive offices or the failure of the Company to comply with the terms of the agreement), he will receive: (a) a lump sum payment of three times the sum of
(i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; (b) immediate vesting in any stock options granted to him by the Board; and (c) continued provision of benefits to him and his family for three years. The agreement further provides that if Mr. Macnow's employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct) payment of salary will cease.

  Melvyn Blum

     Mr. Blum has an employment agreement which commenced on January 24, 2000 pursuant to which he serves as Executive Vice-President -- Development Division of the Company. The employment agreement provides that, commencing on January 23, 2005, and on each January 23 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Blum give written notice not to extend the agreement three months before such date. The employment agreement provides for annual base salary of not less than $500,000. Mr. Blum also received 148,148 restricted Shares that vest over a five-year period. In March 2000, Mr. Blum was granted options to purchase 225,000 Shares, exercisable at the current market price on the date of grant. Mr. Blum also may receive loans of up to $2 million from the Company during the term of the employment agreement. As of December 31, 2000, Mr. Blum has borrowed $1,300,000 from the Company.

     The agreement also provides that if his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in Mr. Blum's responsibilities, change in control of the Company, relocation of Vornado's principal executive offices or the failure of the Company to comply with the terms of the agreement), Mr. Blum will receive (a) a lump sum payment of three times the sum of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; (b) immediate vesting in any stock options and restricted shares granted to him by the Board; and (c) continued provision of benefits to him and his family for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct) payment of salary will cease.

COMPENSATION OF TRUSTEES

     The Company compensated Messrs. Wight, Mandelbaum and Targan at a rate of $25,000 per year for serving as trustees plus $750 for each meeting of the Board or of any committee of the Board which the trustee attends. The Company compensated Stanley Simon and Associates, of which Stanley Simon is the owner, and Richard West at a rate of $50,000 per year in addition to $750 for each meeting. Messrs. Roth and Fascitelli received no compensation for their serving as trustees.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee, consisting of Messrs. Simon and West, grants awards under the Company's Omnibus Share Plan and makes all other executive compensation determinations. Messrs. Roth and Fascitelli are the only officers or employees of the Company or any of its subsidiaries who are members of the Board. There are no interlocking relationships involving the Company's Board which require disclosure under the executive compensation rules of the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Formation of the Operating Partnership and Transactions Involving the Mendik Group

     In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned an approximate 86% common limited partnership interest in, the Operating Partnership as of April 20, 2001.

     Simultaneously with the formation of the Operating Partnership, the Company consummated the acquisition of interests in all or a portion of seven Manhattan office buildings (the "Mendik Properties") and the management company owned by Bernard H. Mendik, formerly Co-Chairman of the Board of the Company, and David
R. Greenbaum, Chief Executive Officer of the New York Office Division of the Company, and certain entities controlled by them (the "Mendik Group") and certain of its affiliates (the "Mendik Transaction").

     Pursuant to the Mendik Transaction, Mendik Management Company Inc. ("MMC") was formed. Prior to January 1, 2001, Steven Roth, Chairman of the Board of the Company, Michael Fascitelli, President and Trustee of the Company, and David Greenbaum owned the voting common stock of MMC. MMC allocated expenses to the Operating Partnership to the extent that MMC employees perform services on behalf of the Operating Partnership. Effective January 1, 2001, the Operating Partnership owns 100% of MMC's voting and nonvoting common stock (see Certain Other Transactions below).

     The Mendik Group owns an entity which provides cleaning and related services and security services to office properties. The Company has entered into contracts with the Mendik Group to provide such services in the Company's Manhattan office buildings. Although the contracts pursuant to which these services are provided were not negotiated at arm's length, the Company believes, based upon comparable amounts charged to other real estate companies, that the terms and conditions of such contracts are fair to the Company. In connection with these contracts, the Company paid $47,493,000 for the year ended December 31, 2000, a portion of which is expected to be reimbursed to the Company by its tenants.

  Transactions Involving Vornado Operating

     General. In October 1998, Vornado Operating was spun off from the Company in order to own assets that the Company could not itself own and conduct activities that the Company could not itself conduct. The Company and Vornado Operating are parties to certain agreements described below.

     Revolving Credit Agreement. Vornado Operating was granted a $75,000,000 unsecured credit facility from the Company (the "Revolving Credit Agreement") which expires on December 31, 2004. Borrowings under the Revolving Credit Agreement bear interest at LIBOR plus 3% (9.56% at December 31, 2000). The Company receives a commitment fee equal to 1% per annum on the average daily unused portion of the facility. No amortization is required to be paid under the Revolving Credit Agreement during this term. The Revolving Credit Agreement prohibits Vornado Operating from incurring indebtedness to third parties (other than certain purchase money debt and certain other exceptions) and prohibits Vornado Operating from paying dividends. As of December 31, 2000, $19,782,000 was outstanding under the Revolving Credit Agreement, which was the largest outstanding balance under the agreement during the last fiscal year.

     Agreement with Vornado Operating. The Company and Vornado Operating are parties to an Agreement pursuant to which, among other things, (a) the Company will under certain circumstances offer Vornado Operating an opportunity to become the lessee of certain real property owned now or in the future by the Company (under mutually satisfactory lease terms) and (b) Vornado Operating will not make any real estate investment or other REIT-qualified investment unless it first offers the Company the opportunity to make such investment and the Company has rejected that opportunity.

     Under the Vornado Agreement, the Company provides Vornado Operating with certain administrative, corporate, accounting, financial, insurance, legal, tax, data processing, human resources and operational services. For these ser-vices, Vornado Operating compensates the Company in an amount determined in good faith by the Company as the amount an unaffiliated third party would charge Vornado Operating for comparable services and reimburses the Company for certain costs incurred and paid to third parties on behalf of Vornado Operating. For the year ended December 31, 2000, approximately $330,000 of compensation for such services was charged pursuant to the Agreement.

     Vornado Operating and the Company each have the right to terminate the Agreement if the other party is in material default of the Agreement or upon 90 days written notice to the other party at any time after December 31, 2003. In addition, the Company has the right to terminate the Agreement upon a change in control of Vornado Operating.

     Vornado Operating's Management. Messrs. Roth, Fascitelli, West and Wight are directors of Vornado Operating. Mr. Roth is also Chairman of the Board and Chief Executive Officer of Vornado Operating, Mr. Fascitelli is also President of Vornado Operating, and certain other members of the Company's senior management hold corresponding positions with Vornado Operating.

     The Temperature Controlled Logistics Business. On October 31, 1997, partnerships (the "Vornado/Crescent Partnerships" or the "Landlord") in which affiliates of the Company have a 60% interest and affiliates of Crescent Real Estate Equities Company have a 40% interest acquired each of AmeriCold Corporation ("Americold") and URS Logistics, Inc. ("URS"). In June 1998, the Vornado/Crescent Partnerships acquired the assets of Freezer Services, Inc. and in July 1998 acquired the Carmar Group (Americold, URS, Freezer Services, Inc. and the Carmar Group, collectively, the "Temperature Controlled Logistics Companies").

     On March 11, 1999, the Vornado/Crescent Partnerships sold all of the non-real estate assets of the Temperature Controlled Logistics Companies encompassing the operations of the Temperature Controlled Logistics business for approximately $48,700,000 to a new partnership owned 60% by Vornado Operating and 40% by Crescent Operating Inc. (collectively "Americold Logistics"). Americold Logistics leases the underlying Temperature Controlled Logistics warehouses used in this business from the Vornado/Crescent Partnerships which continue to own the real estate. The leases, prior to the amendments discussed below, generally have a 15 year term with two-five year renewal options and provide for the payment of fixed base rent and percentage rent based on customer revenues. Americold Logistics is also required to pay for all costs arising from the operation, maintenance and repair of the properties as well as property capital expenditures in excess of $5,000,000 annually. Americold Logistics has the right to defer a portion of the rent for up to three years beginning on March 11, 1999 to the extent that available cash, as defined in the leases, is insufficient to pay such rent. Total contractual rent was $160,494,000 for the year ended December 31, 2000. As of December 31, 2000, the balance of the tenant's deferred rent was $22,444,000 of which the Company's share was $13,466,000. On February 22, 2001, the Landlord restructured the Americold Logistics leases to, among other things, (i) reduce 2001's contractual rent to $146,000,000, (ii) reduce 2002's contractual rent to $150,000,000 (plus contingent rent in certain circumstances), (iii) increase the Landlord's share of annual maintenance capital expenditures by $4,500,000 to $9,500,000 effective January 1, 2000 and
(iv) extend the deferred rent period to December 31, 2003 from March 11, 2002.

  Transactions Involving Interstate and Alexander's

     As of December 31, 2000, Interstate and its partners owned approximately 17.7% of the Shares of the Company and 27.5% of Alexander's common stock. Interstate is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the three general partners. Mr. Roth is the Chairman of the Board and Chief Executive Officer of the Company, the Managing General Partner of Interstate, the Chairman of the Board and Chief Executive Officer of Vornado Operating and the Chief Executive Officer and a director of Alexander's. Mr. Wight is a trustee of the Company and is also a director of both

Alexander's and Vornado Operating. Mr. Mandelbaum is a trustee of the Company and is also a director of Alexander's.

     The Company currently manages and leases the real estate assets of Interstate pursuant to a management agreement for which the Company receives a quarterly fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on sixty days' notice at the end of the term. Although the management agreement was not negotiated at arm's length, the Company believes, based upon comparable fees charged by other real estate companies, that its terms are fair to the Company. For the year ended December 31, 2000, $1,418,000 of management fees were earned by the Company pursuant to the management agreement.

     On March 31, 2000, the Company increased its ownership in Alexander's from 32% to 32.9% by acquiring 41,500 shares of Alexander's common stock for $2,740,000. On April 11, 2000, the Company acquired an additional 10,400 shares of Alexander's common stock for $674,000, thereby increasing its ownership interest to 33.1%. At March 31, 2001, the Company has loans receivable from Alexander's of $119,000,000, including $24,000,000 drawn under the $50,000,000 line of credit the Company granted to Alexander's on August 1, 2000. The terms of the line of credit are the same as Alexander's original $95,000,000 loan from the Company, including the interest rate of 15.72%. The maturity date of the original $95,000,000 loan has been extended to March 15, 2002, which is also the maturity date of the new line of credit. The interest rate on the loan and line of credit was reset on March 15, 2001, from 15.72% to 13.74% per annum using the same spread to treasuries as presently exists.

     Alexander's is managed by, and its properties are leased by, the Company, pursuant to agreements with a one-year term which automatically renew.

     The annual management fee payable to the Company by Alexander's is equal to the sum of (i) $3,000,000, (ii) 3%
of the gross income from the Kings Plaza Mall ($497,350 for the year ended December 31, 2000), plus (iii) 6% of development costs with minimum guaranteed fees of $750,000 per annum.

     The leasing agreement provides for the Company to generally receive a fee of (i) 3% of sales proceeds and (ii) 3% of lease rent for the first ten years of a lease term, 2% of lease rent for the eleventh through the twentieth years of a lease term and 1% of lease rent for the twenty-first through thirtieth years of a lease term. Such amount is receivable annually in an amount not to exceed $2,500,000 until the present value of such installments (calculated at a discount rate of 9% per annum) equals the amount that would have been paid had it been paid on September 21, 1993, or at the time the transactions which gave rise to the commissions occurred, if later. At December 31, 2000, there were no fees due to the Company.

     On July 6, 1995, the Company assigned its management agreement with Alexander's to Vornado Management Corp. ("VMC"), a New Jersey corporation. In exchange, the Company received 100% of the nonvoting stock of VMC, which entitled it to 95% of net operating cash flow distributed by VMC to its shareholders. Steven Roth and Richard West, trustees of the Company, owned all of the voting stock of VMC. VMC is responsible for its pro rata share of compensation and fringe benefits of common employees and 30% of other common expenses. On January 2, 2001, the Company purchased the voting stock from Steven Roth and Richard West. (See Certain Other Transactions below)

  Certain Other Transactions

     During 2000, the Company paid $148,032 for legal services, in connection with certiorari proceedings at its shopping centers, to the firm of Mandelbaum & Mandelbaum, P.C., of which David Mandelbaum is a member. All or substantially all of this amount is expected to be reimbursed to the Company by its tenants. In addition, during 2000, the Company paid $109,885 for legal services to the firm of

Schechner and Targan, P.A., of which Ronald Targan is a member.

     At December 31, 2000, loans due from Mr. Roth in connection with his stock option exercises in 1993 aggregated $13,122,500 ($4,705,000 of which is shown as a reduction in shareholders' equity) bearing interest at 4.49% per annum (based on the Applicable Federal Rate). Mr. Roth's loans are secured by 1,500,000 Shares.

     At December 31, 2000, loans due from Mr. Fascitelli, in accordance with his employment agreement, aggregated $8,600,000. The loans mature in 2003 and bear interest, payable quarterly, at a weighted average interest rate of 5.39% (based on the Applicable Federal Rate).

     At December 31, 2000, loans due from Mr. Greenbaum, in accordance with his employment agreement, aggregated $1,000,000. The loans mature in 2004 and bear interest, payable quarterly, at a weighted average rate of 5.89% per annum (based on the Applicable Federal Rate). Mr. Greenbaum's loan is secured by 75,000 Class A Units of the Operating Partnership.

     At December 31, 2000, loans due from Mr. Blum, in accordance with his employment agreement, aggregated $1,300,000. The loans mature in 2005 and bear interest, payable quarterly, at a weighted average rate of 6.61% per annum (based on the Applicable Federal Rate).


     In connection with the Company's acquisition of (i) a 60% interest in three partnerships which own the Temperature Controlled Logistics Companies, (ii) the Hotel Pennsylvania, (iii) a 100% interest in a company that manages the trade shows held at the Merchandise Mart and the Apparel Center in Chicago and the Washington Design Center and the Washington Office Center in Washington, D.C.,
(iv) a retail cooperative, (v) the YMCA Development, (vi) a 30% interest in various investments associated with the Newkirk investment, (vii) a 50% interest in a healthcare management company, and (viii) a 50% interest in the Russian Tea Room, preferred stock affiliates were formed. The Operating Partnership received 100% of the nonvoting stock of these preferred stock affiliates which entitles it to 98% of the net operating cash flow distributed by the preferred stock affiliates to their shareholders. Steven Roth, Michael D. Fascitelli, and, in some cases, Joseph Macnow, Richard West and David Greenbaum, purchased all of the voting stock of these preferred stock affiliates which entitled them to the remaining 2% of the net operating cash flow distributed by these preferred stock affiliates. Between December 11, 2000 and March 30, 2001, the Company purchased the shares of common stock of its preferred stock affiliates from Messrs. Roth, Fascitelli, Macnow, West and Greenbaum for $3,139,642, $1,741,365, $209,865, $35,579 and $29,075,
respectively, or $5,155,126 in the aggregate. Those individuals had invested an aggregate of $3,369,002 to purchase their stock. Their ownership of the stock enabled the Company to acquire certain assets that it would not have been able to acquire because of rules applicable to REITs, but as a result of recent changes in the tax law, their continued ownership of the stock was no longer necessary. The purchase price, which was the estimated fair value, was determined by both independent appraisal and by reference to the individuals' pro rata share of the earnings of the preferred stock affiliates during the three-year period that these investments were held. The purchase resulted in a gain to these individuals equivalent to a compounded annual return of approximately 19%. The Company's purchase was approved by those members of its Board of Trustees who are not parties to the purchase.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee's purpose is to assist the Board of Trustees in its oversight of the Company's internal controls and financial statements and the audit process. The Board of Trustees, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was adopted by the Board on May 31, 2000; a copy of the current Charter is attached to this proxy statement as Annex A.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of non-audit services provided by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     Based on the reports and discussions described in this report, and subject to the limitations on the role and respon-sibilities of the Committee referred to below and in the Charter, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Deloitte & Touche LLP is in fact "independent".

               RICHARD WEST
               STANLEY SIMON
               RONALD TARGAN

                      INFORMATION RESPECTING THE COMPANY'S
                              INDEPENDENT AUDITORS

  Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the Company's independent auditors, for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $821,000.

  Financial Information Systems Design and Implementation Fees

     There were no fees billed to the Company by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2000.

  All Other Fees

     The aggregate fees billed for services rendered to the Company by Deloitte & Touche LLP, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the year ended December 31, 2000 were $1,612,000.

  Retention of Independent Auditors for the Year 2001

     The Board has retained Deloitte & Touche LLP to act as independent auditors for the fiscal year ending December 31, 2001. The firm of Deloitte & Touche LLP was engaged as independent auditors for the 2000 fiscal year, and representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                       ADDITIONAL MATTERS TO COME BEFORE
                                  THE MEETING

     The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of each of the persons named in the enclosed proxy to vote said proxy in accordance with his discretion on such matters.

    ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND PROPOSALS OF NEW BUSINESS

     In order for shareholder proposals otherwise satisfying the eligibility requirements of Rule 14a-8 of the Securities Exchange Act of 1934 to be considered for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting, the proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, on or before January 8, 2002.

     In addition, if a shareholder desires to bring business (including trustee nominations) before the 2002 Annual Meeting that is or is not the subject of a proposal timely submitted for inclusion in the Company's Proxy Statement, written notice of such business, as prescribed in the Bylaws, must be received by the Company's Secretary between January 30, 2002 and March 1, 2002. For additional requirements, a shareholder may refer to the Bylaws, a copy of which may be obtained from the Company's Secretary. If the Company does not receive timely notice pursuant to the Bylaws, the proposal may be excluded from consideration at the meeting.

                           By Order of the Board of Trustees,

                           Larry Portal
                           Corporate Secretary

May 8, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER
                              VORNADO REALTY TRUST

I. Composition of the Audit Committee: The Audit Committee of the Board of Trustees of Vornado Realty Trust (the "Trust") shall be comprised of at least three trustees, each of whom shall have no relationship to the Trust that may interfere with the exercise of their independence from management and the Trust and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Trustees in its business judgment.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Trustees:

     1. in its oversight of the Trust's accounting and financial reporting principles and policies and internal controls and procedures;

     2. in its oversight of the Trust's financial statements and the independent audit thereof;

     3. in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

     4.  in evaluating the independence of the outside auditors.

     The function of the Audit Committee is oversight. The management of the Trust is responsible for the preparation, presentation and integrity of the Trust's financial statements. Management of the Trust is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Trust's quarterly financial statements prior to the filing of each quarterly report on

Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Trust and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on
(i) the integrity of those persons and organizations within and outside the Trust that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Trustees).

     The outside auditors for the Trust are ultimately accountable to the Board of Trustees (as assisted by the Audit Committee). The Board of Trustees, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

     The outside auditors shall submit to the Trust annually a formal written statement delineating all relationships between the outside auditors and the Trust ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board No. 1.

III. Meetings of the Audit Committee: In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Trust or the Trust's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit

Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

     1.  with respect to the outside auditor,

          (i) to provide advice to the Board of Trustees in selecting, evaluating or replacing outside auditors;

          (ii) to review the fees charged by the outside auditors for audit and non-audit services;

          (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may affect the objectivity and independence of the Trust's outside auditors and to recommend that the Board of Trustees take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence; and

          (iv) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Trustees (as assisted by the Audit Committee);

     2. with respect to financial reporting principles and policies and internal controls and procedures,

          (i) to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

          (ii) to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented;

          (iii)  to meet with management and/or the outside auditors:

                - to discuss the scope of the annual audit;

                - to discuss the audited financial statements;

                - to discuss any significant matters arising from any audit or report or communication referred to in item 2(ii) above, whether raised by management or the outside auditors, relating to the Trust's financial statements;

                - to review the form of opinion the outside auditors propose to render to the Board of Trustees and shareholders;

                - to discuss significant changes to the Trust's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors or management; and

                - to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

          (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

          (v) to discuss with the Trust's outside counsel any significant legal matters that may have a material effect on the financial statements and the Trust's compliance policies, including material notices to or inquiries received from governmental agencies; and

     3.  with respect to reporting and recommendations,

          (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Trust's annual proxy statement;

          (ii) to review this Charter at least annually and recommend any changes to the full Board of Trustees; and

          (iii) to report its activities to the full Board of Trustees on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                                 [VORNADO LOGO]

                  888 Seventh Avenue, New York, New York 10019

                              VORNADO REALTY TRUST

                                     PROXY

    The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Michael Fascitelli, and each of them, as proxies, each with full power of substitution, to attend, and to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), to be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday, May 30, 2001 at 12:00 P.M., local time, upon any and all business as may properly come before the meeting and all postponements or adjournments thereof. Said proxies are authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

    THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF TRUSTEES AND OTHERWISE IN THE DISCRETION OF THE PROXIES.

                (Continued and to be Executed, on Reverse side)

                          (Continued from other side)

1.   ELECTION OF TRUSTEES:
     The Board of Trustees recommends a Vote "FOR" Election of the nominees for Trustees listed below.
     [ ]  FOR all nominees listed below
     [ ]  WITHHOLD AUTHORITY to vote for all nominees
     Nominees:  David Mandelbaum
     Richard West
     (each for a term ending at the Annual Meeting of Shareholders in 2004 and until their successors are duly elected and qualify)
     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

     ------------------------------------------------------------------------------------------------------------------------

                                              Address Change and/or Comments [ ]

                                                Please date and sign as your
                                                name or names appear hereon.
                                                Each joint owner must sign.
                                                (Officers, Executors,
                                                Administrators, Trustees, etc.,
                                                will kindly so indicate when
                                                signing.)


                                                Dated ---------- 2001

                                                --------------------------------
                                                  Signature(s) of Shareholder(s)

                                                INDICATE YOUR VOTE (X) IN BLACK
                                                OR BLUE INK. [X]

     PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.